Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-143867-33, 333-109062, 333-74114, 333-64806 and 333-54310) and Form S-8 (Nos. 333-143889, 333-136196, 333-136195, 333-10355, 333-60758, 333-85713, 333-74103, 333-66177, 333-60477, 333-17077, 333-17079 and 333-17083) of Quest Diagnostics Incorporated of our report dated February 22, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 22, 2008